Hostess Brands, Inc. Strengthens Executive Leadership Team to Further Support Growth Initiatives
Tom Peterson, Executive Vice President, Chief Financial Officer, to Transition to the Newly Created Role of Executive Vice President, Strategy and M&A

Finance, Accounting and Consumer Packaged Foods Industry Veteran, Brian Purcell, to Join as Executive Vice President, Chief Financial Officer

Reiterates Full Year 2019 Outlook

KANSAS CITY, MO, November 26, 2019 - Hostess Brands, Inc. (NASDAQ: TWNK, TWNKW) (“Hostess Brands” or the “Company”), today announced it has strengthened the Company’s executive leadership team with Tom Peterson, Executive Vice President and Chief Financial Officer transitioning to the newly created role of Executive Vice President, Strategy and M&A. In connection with Mr. Peterson’s transition, consumer packaged goods industry veteran, Brian Purcell, will join the Company, as Executive Vice President, Chief Financial Officer, both roles effective January 6, 2019. Mr. Purcell joins Hostess Brands with over 20 years of finance, accounting and consumer packaged goods experience in leading growth-oriented organizations such as Rawlings Sporting Goods, PepsiCo and Argosy Gaming Company.
“We are excited to further enhance and expand our executive leadership team as we position ourselves for the next phase of our organizational development and growth. We are fortunate to have a person of Tom’s experience in corporate development and capital markets with Hostess Brands to lead this effort. His efforts will be instrumental as we leverage our sustainable, scalable, profitable operating model and additional platform development to drive long-term financial performance,” commented Andy Callahan, Hostess Brands’ President and Chief Executive Officer. “Brian is an incredibly talented finance executive with strong accounting, financial planning and analysis expertise with a broad depth of knowledge in the consumer packaged goods industry. Brian’s strong focus on results and operational and business acumen fit well with the Hostess Brands’ culture. We look forward to his future contributions as we build upon our growth potential.”
Most recently Mr. Purcell served as Chief Financial Officer of Rawlings Sporting Goods where he was responsible for all finance, accounting and IT functions. During his tenure beginning in 2016, he worked with the executive team to develop turn-around strategy that revitalized profit and revenue growth over a three-year period. Prior to this, for nearly ten years, Mr. Purcell held both field and corporate senior and executive finance leadership roles at PepsiCo across multiple segments of its businesses, culminating in a Regional Chief Financial Officer position for a multi-billion dollar business in North America. Earlier in his career, Mr. Purcell worked in finance at Argosy Gaming Company, a publicly traded owner and operator of casinos in the central United States with approximately $1 billion in revenue and through the time it was acquired by PENN National Gaming.
The Company also reiterated its financial outlook for the full year ending December 31, 2019 previously provided on November 6, 2019.
About Hostess Brands, Inc.
Hostess Brands, Inc. is a leading packaged food company focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods in the United States. The brand’s history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats in addition to Twinkies® and CupCakes, including Donettes®, Ding Dongs®, Zingers®, Danishes, Honey Buns and Coffee Cakes. For more information about Hostess® products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.

Forward-Looking Statements
This press release contains statements reflecting the Company's views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company's future operating performance and statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company's reputation and brand image; protecting intellectual property rights; leveraging the Company's brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the ability to maintain or add additional shelf or retail space for the Company's products; the continued ability to produce and successfully market products with extended shelf life; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; dependence on major customers; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of the workforce belongs to unions and strikes or work stoppages could cause the business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of the Company's information technology systems; the Company's ability to achieve expected synergies and benefits and performance from the Company's strategic acquisitions; dependence on key personnel or a highly skilled and diverse workforce; and the Company's ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company's Securities and Exchange Commission filings.
As a result of a number of known and unknown risks and uncertainties, the Company's actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company's Annual Report on Form 10-K for 2018. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company's behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.